AGREEMENT ON TERMS AND CONDITIONS OF RSU AWARD

(Employee Restricted Stock Unit Award)

By checking the box next to "**I have read the documents**" and clicking the "**I ACCEPT**" button, you are acknowledging and agreeing to all of the terms, conditions and restrictions set forth in this **AGREEMENT ON TERMS AND CONDITIONS OF RSU AWARD** (this "***Agreement***"), which is made as of the Award Date (as such term is used on your Computershare Award Detail Page, which is expressly incorporated herein by reference), by and between Shiloh Industries, Inc., a Delaware corporation (the "***Company***"), and you (the "***Grantee***").

1. **Certain Definitions**. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Company's 2019 Equity and Incentive Compensation Plan (the "***Plan***").

2. **Grant of RSUs**. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Grantee as of the Award Date (the "***Date of Grant***") an amount of Restricted Stock Units listed next to the "Total Granted" term set forth on Grantee's Computershare Award Detail Page ("***RSUs***"). Each RSU shall represent the right of the Grantee to receive one Common Share subject to and upon the terms and conditions of this Agreement.

3. **Restrictions on Transfer of RSUs**. Subject to Section 15 of the Plan, neither the RSUs evidenced hereby nor any interest therein or in the Common Shares underlying such RSUs shall be transferable prior to payment to the Grantee pursuant to **Section 5** hereof other than by will or pursuant to the laws of descent and distribution.

4. **Vesting of RSUs**.

(a) The RSUs covered by this Agreement shall become nonforfeitable and payable to the Grantee pursuant to **Section 5** hereof ("***Vest***" or similar terms) in substantially equal installments as set forth in the vesting schedule on Grantee's Computershare Award Detail Page, conditioned upon the Grantee's continuous employment with the Company or a Subsidiary through each such date (the period from the Date of Grant until last vesting date set forth on Grantee's Computershare Award Detail Page, the "***Vesting Period***"). Any RSUs that do not so Vest will be forfeited, including, except as provided in **Section 4(b)** or **Section 4(c)** below, on the earliest to occur of: (i) the date on which the Grantee ceases to be continuously employed by the Company or a Subsidiary prior to the end of the Vesting Period; or (ii) the date on which the Grantee tenders a notice of resignation of the Grantee's employment with the Company or a Subsidiary even if the effective date of the Grantee's termination of employment pursuant to such resignation is later than the date of the notice tender. For purposes of this Agreement, "continuously employed" (or substantially similar terms) means the absence of any termination of the Grantee's employment with the Company or a Subsidiary. Continuous employment shall not be considered

terminated in the case of transfers between locations of the Company and its Subsidiaries.

(b) Notwithstanding **Section 4(a)** above, the RSUs shall Vest upon the occurrence of any of the following events at a time when the RSUs have not been forfeited (to the extent the RSUs have not previously become Vested) in the following manner:

(i) all of the RSUs shall Vest if the Grantee should die prior to the end of the Vesting Period while the Grantee is continuously employed by the Company or any of its Subsidiaries;

(ii) if the Grantee should Retire or become Disabled prior to the end of the Vesting Period while the Grantee is continuously employed by the Company or any of its Subsidiaries, the RSUs shall continue to Vest following such Retirement or Disability to the extent that the RSUs would have Vested had the Grantee remained continuously employed by the Company or a Subsidiary through the end of the Vesting Period or the occurrence of a circumstance referenced in **Section 4(b)(i)** or **Section 4(b)(iii)**, whichever occurs first.

(iii) in the event of a Change in Control that occurs prior to the end of the Vesting Period, the RSUs shall become Vested and payable in accordance with **Section 4(c)** below.

(c) (i) Notwithstanding **Section 4(a)** above, if at any time before the end of the Vesting Period or forfeiture of the RSUs, and while the Grantee is continuously employed by the Company or a Subsidiary, a Change in Control occurs, then all of the RSUs will become Vested and payable to the Grantee in accordance with **Section 5** hereof, except to the extent that a Replacement Award is provided to the Grantee in accordance with **Section 4(c)(ii)** to continue, replace or assume the RSUs covered by this Agreement (the "***Replaced Award***").

(ii) For purposes of this Agreement, a "***Replacement Award***" means an award (A) of the same type (*e.g.*, time-based restricted stock units) as the Replaced Award, (B) that has a value at least equal to the value of the Replaced Award, (C) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (D) if the Grantee holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Grantee under the Code are not less favorable to such Grantee than the tax consequences of the Replaced Award, and (E) the other terms and conditions of which are not less favorable to the Grantee holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). A Replacement Award may be granted

only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code. Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied. The determination of whether the conditions of this **Section 4(c)(ii)** are satisfied will be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

(iii) If, after receiving a Replacement Award, the Grantee experiences a termination of employment with the Company or a Subsidiary (or any of their successors) (as applicable, the "***Successor***") by reason of a termination by the Successor without Cause or by the Grantee for Good Reason, in each case within a period of two years after the Change in Control and during the remaining vesting period for the Replacement Award, the Replacement Award shall continue to Vest following such termination of employment to the extent that the Replacement Award would have Vested had the Grantee remained continuously employed by the Successor through the end of the vesting period for the Replacement Award or the occurrence of a circumstance referenced in **Section 4(b)(i)**, whichever occurs first.

(iv) If a Replacement Award is provided, notwithstanding anything in this Agreement to the contrary, any outstanding RSUs that at the time of the Change in Control are not subject to a "substantial risk of forfeiture" (within the meaning of Section 409A of the Code) will be deemed to be Vested at the time of such Change in Control.

(d) For purposes of this Agreement, the following definitions apply:

(i) "***Cause***" shall mean any of the following: (A) a material breach by the Grantee of any agreement then in effect between the Grantee and the Successor; (B) the Grantee's conviction of or plea of "guilty" or "no contest" to a felony under the laws of the United States or any state thereof; (C) any material violation or breach by the Grantee of the Company's Code of Business Conduct and Ethics as in effect immediately prior to the Change in Control, as determined by the Board (or the board of directors of the Successor); or (D) the Grantee's willful and continued failure to substantially perform the duties associated with the Grantee's position (other than any such failure resulting from the Grantee's incapacity due to physical or mental illness), which failure has not been cured within thirty (30) days after a written demand for substantial performance is delivered to the Grantee by the Board (or the board of directors of the Successor), which demand specifically identifies the manner in which the Board (or the board of directors of the Successor) believes that the Grantee has not substantially performed his duties.

(ii) "***Disabled***," or similar terms, shall mean (A) the Grantee is unable to engage in any substantial gainful activity due to medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months, or (B) due to any medically determinable physical or mental impairment expected to result in death or last for a continuous period not less than 12 months, the Grantee has received income replacement benefits for a period of not less than three months under an accident and health plan sponsored by the Company.

(iii) "***Good Reason***" shall mean (A) a material and permanent diminution in the Grantee's duties or responsibilities; (B) a material reduction in the aggregate value of base salary and bonus opportunity provided to the Grantee by the Successor; or (C) a permanent reassignment of the Grantee to another primary office more than 50 miles from the current office location. The Grantee must notify the Successor of the Grantee's intention to invoke termination for Good Reason within 90 days after the Grantee has knowledge of such event and provide the Successor 30 days' opportunity for cure, or such event shall not constitute Good Reason. The Grantee may not invoke termination for Good Reason if Cause exists at the time of such termination.

(iv) "***Retirement***," or similar terms, shall mean termination of employment with the Company or a Subsidiary, other than by the Company or a Subsidiary for Cause, after the attainment of age 60 with at least 10 years of service with the Company or a Subsidiary.

5. **Form and Time of Payment of RSUs**.

(a) General. Subject to **Section 4** and **Section 5(b)**, payment for Vested RSUs will be made in Common Shares within 10 days following the Vesting dates specified in **Section 4(a)**.

(b) Other Payment Events. Notwithstanding **Section 5(a)**, to the extent that the RSUs are Vested on the dates set forth below, payment with respect to the RSUs will be made as follows:

(i) Change in Control. Upon a Change in Control, the Grantee is entitled to receive payment for Vested RSUs in Common Shares on the date of the Change in Control; provided, however, that if such Change in Control would not qualify as a permissible date of distribution under Section 409A(a)(2)(A) of the Code, and the regulations thereunder, and where Section 409A of the Code applies to such distribution, the Grantee is entitled to receive the corresponding payment on the date that would have otherwise applied pursuant to **Sections 5(a)** or **5(b)(ii)** as though such Change in Control had not occurred.

(ii) Death. Within 10 days following the date of the Grantee's death, the Grantee is entitled to receive payment for Vested RSUs in Common Shares.

(c) Except to the extent provided by Section 409A of the Code and permitted by the Committee, no Common Shares may be issued to the Grantee at a time earlier than otherwise expressly provided in this Agreement.

(d) The Company's obligations to the Grantee with respect to the RSUs will be satisfied in full upon the issuance of Common Shares corresponding to such RSUs.

6. **Dividend Equivalents; Other Rights**.

(a) The Grantee shall have no rights of ownership in the Common Shares underlying the RSUs and no right to vote the Common Shares underlying the RSUs until the date on which the Common Shares underlying the RSUs are issued or transferred to the Grantee pursuant to **Section 5** above.

(b) From and after the Date of Grant and until the earlier of (i) the time when the RSUs become Vested and are paid in accordance with **Section 5** hereof or (ii) the time when the Grantee's right to receive Common Shares in payment of the RSUs is forfeited in accordance with **Section 4** hereof, on the date that the Company pays a cash dividend (if any) to holders of Common Shares generally, the Grantee shall be credited with cash per RSU equal to the amount of such dividend. Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the RSUs based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate.

(c) The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Common Shares in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7. **Adjustments**. The number of Common Shares issuable for each RSU and the other terms and conditions of the grant evidenced by this Agreement are subject to adjustment as provided in Section 11 of the Plan.

8. **Withholding Taxes**. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with the delivery to the Grantee of Common Shares or any other payment to the Grantee or any other payment or vesting event under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the obligation of the Company to make any such delivery or payment that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Grantee may elect that all or any part of such withholding requirement be satisfied by retention by the Company of a portion of the Common Shares to be delivered to the Grantee or by

delivering to the Company other Common Shares held by the Grantee. If such election is made, the shares so retained shall be credited against such withholding requirement at the market value of such Common Shares on the date of such delivery. In no event will the market value of the Common Shares to be withheld and/or delivered pursuant to this **Section 8** to satisfy applicable withholding taxes exceed the maximum amount of taxes required to be withheld.

9. **Compliance With Law**. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

10. **Compliance With Section 409A of the Code**. To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code. This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Grantee).

11. **Interpretation**. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Except as expressly provided in this Agreement, capitalized terms used herein will have the meaning ascribed to such terms in the Plan.

12. **No Right to Future Awards or Employment**. The grant of the RSUs under this Agreement to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Grantee any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.

13. **Relation to Other Benefits**. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.

14. **Amendments**. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (a) no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee's written consent, and (b) the Grantee's consent shall not be required to an amendment that

is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.

15. **Severability**. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

16. **Relation to Plan**. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.

17. **Electronic Delivery**. The Company may, in its sole discretion, deliver any documents related to the RSUs and the Grantee's participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee's consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18. **Governing Law.** This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

19. **Successors and Assigns**. Without limiting **Section 3** hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.

20. **Acknowledgement**. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.

21. **Counterparts**. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

22. **Country-Specific Special Terms and Conditions**. Notwithstanding any provisions in this Agreement, the RSUs shall also be subject to the special terms and conditions set forth in **Appendix A** to this Agreement for the Grantee's country of residence. Moreover, if a Grantee relocates to one of the countries included on **Appendix A**, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions are necessary or advisable in order to comply with local law or facilitate the administration of the Plan. **Appendix A** constitutes part of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

Shiloh Industries, Inc.

____
By: Scott P. Pepin
Its: Senior Vice President, Human Resources

Grantee

s/Acknowledged and Agreed
By checking the box next to "I have read the documents" and clicking the "I ACCEPT" button, Grantee hereby acknowledges and agrees to all of the terms, conditions and restrictions set forth in this Agreement on Terms and Conditions of RSU Award (including all appendices hereto), which expressly incorporates the Computershare Award Detail Page for Grantee.

APPENDIX A
TO
RESTRICTED STOCK UNITS AGREEMENT

NON-U.S. ADDENDUM

Additional Terms and Conditions for Equity Grants Under Shiloh Industries, Inc. 2019 Equity and Incentive Compensation Plan

Terms and Conditions

This Non-U.S. Addendum includes additional terms and conditions that govern the Restricted Stock Units ("***RSUs***") granted to you under the Plan if you reside in one of the countries listed below. Certain capitalized terms used but not defined in this Non-U.S. Addendum have the meanings set forth in the Plan and/or your award agreement (the "***Agreement***") that relates to your award. By accepting your award, you agree to be bound by the terms and conditions contained in the paragraphs below in addition to the terms of the Plan, the Agreement, and the terms of any other document that may apply to you and your award.

Notifications

This Non-U.S. Addendum also includes information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of December 2018. Such laws are often complex and change frequently. As a result, it is strongly recommended that you not rely on the information in this Non-U.S. Addendum as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in your RSUs or sell shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, transferred employment after the RSUs were granted to you, or are considered a resident of another country for local law purposes, the information contained herein may not apply.

COUNTRY-SPECIFIC LANGUAGE

Below please find country specific language that applies to participants in the following countries: Poland, Mexico, Sweden Italy, the Netherlands and the United Kingdom.

ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO ALL NON-U.S. PARTICIPANTS:

1. Nature of Grant. The Grantee hereby acknowledges that:

(a) the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan or the Agreement;

(b) all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

(c) the Grantee is voluntarily participating in the Plan;

(d) the RSUs are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company, its Subsidiaries, and/or its affiliates, and that is outside the scope of the Grantee's employment contract or relationship with the Company or its affiliates, if any;

(e) the future value of the underlying Common Shares is unknown and cannot be predicted with certainty;

(f) in consideration of the grant of the RSUs, no claim or entitlement to compensation or damages shall arise from forfeiture or termination of the RSUs or diminution in value of the RSUs or the Common Shares resulting from the Grantee's termination of employment (for any reason whatsoever and whether or not in breach of local labor laws), and the Grantee irrevocably releases the Company, its affiliates and/or its Subsidiaries from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, the Grantee will be deemed irrevocably to have waived the Grantee's entitlement to pursue such claim; and

(g) notwithstanding any terms or conditions of the Plan to the contrary, in the event of the involuntary termination of the Grantee's employment, the Grantee's right to receive the RSUs and vest in the RSUs under the Plan, if any, will terminate effective as of the date that the Grantee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of the involuntary termination of employment, the Grantee's right to vest in the RSUs after termination of employment, if any, will be measured by the date of termination of the Grantee's active employment and will not be extended by any notice period mandated under local law.

2. Data Privacy. The ***Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee's personal data as described in this document by and among, as applicable, the Grantee's employer (the***

"Employer"), the Company and its Subsidiaries and affiliates, for the exclusive purpose of implementing, administering and managing the Grantee's participation in the Plan.

The Grantee understands that the Company and the Employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Grantee's favor, for the purpose of implementing, administering and managing the Plan ("Data").

The Grantee understands that Data will be transferred to Computershare, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, including outside the European Economic Area (if applicable), and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than the Grantee's country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee's local human resources representative. The Grantee authorizes the Company, Computershare and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee's participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee's participation in the Plan. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee's local human resources representative. The Grantee understands, however, that refusing or withdrawing the Grantee's consent may affect the Grantee's ability to participate in the Plan. For more information on the consequences of the Grantee's refusal to consent or withdrawal of consent, Grantee understands that the Grantee may contact the Grantee's local human resources representative.

COUNTRY-SPECIFIC LANGUAGE:

EUROPEAN UNION AND UNITED KINGDOM

European data protection laws, the General Data Protection Regulation (GDPR) specifically, requires us to inform you about what personal data we collect from you, how we use it and what your rights are in that respect.

In order to provide you with this Award, we will process your personal data to meet our contractual obligations with you and for our legitimate business interests (articles 6(b) and (f) GDPR), all as further described in this Agreement. For more information on how we process your personal data and your rights, please refer to the Shiloh *Employee Information Notice,*

personal data (available on the Company's intranet and/or as provided to you in the course of your employment with the Company or a Subsidiary).

POLAND

Terms and Conditions

There are no country-specific terms and conditions.

Notifications

There are no country-specific notifications.

MEXICO

Terms and Conditions

For Mexico Grantees, Section 1(g) of this Appendix A is modified by removing the term "involuntary" in each place it is used before the word "termination."

Pursuant to local data protection laws outstanding in Mexico, the Grantee may be required by the Company, to sign or enter into additional data protection documents or notices for participation in the Plan. The Company will promptly notify the Grantee of any such requirements.

Notifications

There are no country-specific notifications.

SWEDEN

Terms and Conditions

It is agreed that the terms and conditions of the Restricted Stock Units Agreement, including as regards discontinuing of vesting of RSUs, consequences of termination of employment of the Grantee as set out in section 4 of the Restricted Stock Units Agreement and the definition of "Cause", shall apply in case of termination of the Grantee's employment in relation to the parties' rights and obligations under the Restricted Stock Units Agreement regardless of (i) whether such termination of employment may be justified under Swedish employment legislation, (ii) whether such termination is challenged by the Grantee, (iii) whether the Grantee would remain employed by default of Swedish employment law during any legal proceedings concerning the legality of such a termination and (iv) whether the Grantee would be reinstated in employment by verdict or a court order.

Notifications

There are no country-specific notifications.

ITALY

Terms and Conditions

Aside from any withholding taxes which may be paid by the Company, the Grantee will be solely responsible for the payment of all other taxes that arise with respect to the granting, vesting and payment of the RSUs and for any reporting obligations to the Italian Tax Authorities.

Notifications

There are no country-specific notifications.

NETHERLANDS

Terms and Conditions

The provisions of Section 8 of this Agreement apply mutatis mutandis to any Dutch payroll taxes (*loonheffingen*) required to be withheld by any Subsidiary.

Notifications

There are no country-specific notifications.

UNITED KINGDOM

Terms and Conditions

Without limiting the other provisions of the Plan or this Agreement relating to taxes, the Grantee will indemnify the Company and each of its Subsidiaries against any amount of, or representing, any income tax and primary or secondary (if the Company determines to recharge the Company's affiliate's national insurance contributions to Grantee, at the Company's discretion) class 1 national insurance contributions which the Company or any of its Subsidiaries is obliged to account for to any tax authority in relation to the RSUs. For the purposes of the other provisions of the Plan and this Agreement relating to taxes, the Company or as the case may be the relevant Subsidiary shall be deemed to be required to withhold such amounts and such provisions shall apply accordingly.

Notifications

There are no country-specific notifications.